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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	91-1940650 (I.R.S. Employee Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA 98004
(Address of principal executive offices)

UNITY WIRELESS CORPORATION
1999 STOCK OPTION PLAN
(Full title of the Plan)

Columbia Corporate Services, Inc.
701 Fifth Avenue, Suite 5701
Seattle, Washington 98104
(206) 587-5700
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $0.001 per share	5,400,000	$0.25	$1,350,000	$337.50

(1)
Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported over-the-counter by the Electronic Bulletin Board on April 23, 2001.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents listed in (a) through (c) below are incorporated by reference in this registration statement:

(a)	The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;
(b)	All reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's latest annual report;
(c)	The description of securities set forth in the section titled "Description of Capital Stock" on page 28 of the Form 10-SB, as amended (the "10-SB"), filed by the registrant on December 14, 1999.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this registration statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein, and to be a part of the registration statement from the date of the filing of such documents.

Item 4. Description of Securities

    See above.

Item 5. Interests of Named Experts and Counsel.

    None

Item 6. Indemnification of Directors and Officers.

    The Company's bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the Delaware Business Corporation Act ("DBCA"), against all expenses and liabilities reasonably incurred in connection with services for or on behalf of the Company. The bylaws also authorize the board of directors to indemnify any other person who the Company has the power to indemnify under the DBCA, and indemnification for such a person may be greater or different from that provided in the bylaws.

    The registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of Unity Wireless Corporation and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

    Not Applicable

Item 8. Exhibits.

    The following documents are filed as Exhibits to this registration statement:

4.	Sonic Systems Corporation 1999 Stock Option Plan
5.	Opinion of Monahan & Biagi, P.L.L.C. as to the legality of the securities being registered
23.1	Consent of Ernst & Young, LLP, Independent Chartered Accountants
23.2	Consent of KPMG, LLP Independent Chartered Accountants
24.	Power of Attorney (see signature page)

Item 9. Undertakings

    The undersigned registrant hereby undertakes:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Burnaby, British Columbia, Canada, on the 26th day of April, 2001.

UNITY WIRELESS CORPORATION
by its authorized signatory

/s/ JOHN ROBERTSON
JOHN ROBERTSON (Name)
CHIEF EXECUTIVE OFFICER (Title)
April 26, 2001 (Date)

Power of Attorney

    Know all men by these presents, that each person whose signature appears below constitutes and appoints John Robertson and Roland Sartorius, and each or either of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virture hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JOHN ROBERTSON
JOHN ROBERTSON (Name)
DIRECTOR AND CHIEF EXECUTIVE OFFICER (Title)
April 26, 2001
(Date)

/s/ ROLAND SARTORIUS
ROLAND SARTORIUS (Name)
DIRECTOR AND CHIEF FINANCIAL OFFICER (Title)
April 26, 2001 (Date)
/s/ KEN MADDISON
KEN MADDISON (Name)
DIRECTOR (Title)
April 26, 2001 (Date)
/s/ JOHN ANDERSON
JOHN ANDERSON (Name)
DIRECTOR (Title)
April 26, 2001 (Date)
/s/ MARK GODSY
MARK GODSY (Name)
DIRECTOR (Title)
April 26, 2001 (Date)

Exhibit Number	Description
4.	Sonic Systems Corporation 1999 Stock Option Plan
5.	Opinion of Monahan & Biagi, P.L.L.C. as to the legality of the securities being registered
23.1	Consent of Ernst & Young, LLP, Independent Chartered Accountants
23.2	Consent of KPMG, LLP Independent Chartered Accountants
24.	Power of Attorney (see signature page)

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT